SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 18, 2005
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS
On October 12, 2005, as amended on November 11 and November 18, 2005, Ashford Hospitality Trust, Inc. or certain of its subsidiaries (the “Company” or “Registrant”) entered into a definitive agreement, subject to certain conditions and an inspection period, to sell a portfolio of eight Residence Inns hotels to Schuylkill, LLC for approximately $102.0 million, which includes the assumption of approximately $93.7 million of existing debt by the buyer. The sale is subject to standard closing conditions, including lender approval on the assumption of indebtedness, and is expected to close within 60 days.
The aforementioned eight Residence Inn hotels are:
Residence Inn Fishkill — Fishkill, New Jersey
Residence Inn Sacramento — Sacramento, California
Residence Inn Ft. Worth — Ft. Worth, Texas
Residence Inn Wilmington — Wilmington, Delaware
Residence Inn Orlando — Orlando, Florida
Residence Inn Warwick — Warwick, Rhode Island
Residence Inn Ann Arbor — Ann Arbor, Michigan
Residence Inn Tyler — Tyler, Texas

ITEM 9.01. EXHIBITS
(a)	Exhibits
10.26	Purchase and Sale Agreement, dated October 12, 2005, between the Registrant* and Schuylkill, LLC.

10.26.1	Amendment No. 1 to Purchase and Sale Agreement, dated November 11, 2005, between the Registrant* and Schuylkill, LLC.

10.26.2	Amendment No. 2 to Purchase and Sale Agreement, dated November 18, 2005, between the Registrant* and Schuylkill, LLC.
* Ruby Sacramento Cal Expo Limited Partnership, Ruby Wilmington Newark Limited Partnership, Ruby Orlando International Limited Partnership, Ruby Ann Arbor Limited Partnership, Ruby Fishkill Limited Partnership, Ruby Ft. Worth River Plaza Limited Partnership, Ruby Providence Warwick Limited Partnership, and Ruby Tyler Hotel Limited Partnership

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 28, 2005

ASHFORD HOSPITALITY TRUST, INC.
By:	/S/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer